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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 16, 2004

                     Global Medical Products Holdings, Inc.
                     --------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

         Nevada                      000-29989                   86-0889096
(State or other jurisdiction       (Commission                  (IRS Employer
     of Incorporation)              File Number)             Identification No.)

                  2777 Yulupa Ave., #155, Santa Rosa, CA 95405

               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (760) 580-8248

          (Former Name or Former Address, if Changed Since Last Report)


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Item 1. through Item 4. Not Applicable

Item 5.  Other Events and Regulation FD Disclosure

On July 14, 2004, Global Medical Products Holdings, Inc. announced that it has rescinded the spin-off dividend payment of Sunrise Media Group, Inc. scheduled for July 16th. This was done due to several reasons. The first and foremost being that it has learned that Jay Shapiro had been appointed Chief Executive Officer of Sunrise Media Group. This presented the Company with an extreme conflict of interest in that Mr. Shapiro is the Company's appointed auditor. Second, Sunrise Media Group failed to complete its registration within a timely manner and in correspondence on June 18, 2004 has breached its signed agreement to cross-dividend with Global Medical Products Holdings, Inc.

The Company also indicated that the spin-off dividend in GlobeLink Capital, Inc. which had been scheduled for June 1, 2004 has been cancelled. This is because the controlling shareholders of the privately held GlobeLink Capital, Inc. did not pursue or complete their obligations under the Agreement with JWG Enterprises. This failure also puts into question the funding agreement GlobeLink Capital, EarthNet Media and the Company entered into in February of 2004. The Company regrets this action, but due to circumstances beyond its control feels that it is the necessary and responsible action to perform.

On November 26, 2003 the company executed an agreement with Redwood Securities Group, Inc. which in turn was signed by its Chief Executive Officer (and major shareholder) A. B. Mukerji. Based on this agreement the Company filed an 8-K report dated January 20, 2004 announcing said agreement. However, the Company has learned, in a letter dated June 30, 2004, that the board of directors of Redwood has now chosen not to approve or ratify the Agreement entered into with the Company by its management on November 26, 2003.

The Company is examining its legal recourse with respect to clear breaches of contract in the three instances mentioned above, as well as investigating what legal relief is available to the Company with respect to its acquisitions of Global Glass, Ltd., Shanghai Ecom International Trading Co., Ltd. Ecom Biotech Holdings, Ltd., and EZ Trac Labs, Inc.(and any of their affiliates).

The Company also announced that due to these failures to deliver securities and/or business entities to the Company that it is reviewing all aspects of the Company's operations and affiliations as well as all contracts and agreements previously announced. The Company also noted that Douglas Brown had on June 16, 2004 resigned as an officer and director of the Company in order to devote full time to his investor relations business. Mr. Brown has indicated that he will continue to represent the Company in the investor relations area as an outside contractor. The Company is presently engaged in recruiting a president and board members.

Item 6.  Resignation of Registrant's Directors.

On June 16, 2004, Douglas Brown submitted his resignation as President and Acting Chairman of the Board effective that date. Mr. Brown's resignation as a Director was effective on July 1, 2004. Mr. Brown terminated his employment to return to his investor relations business.

Item 7. through Item 12. Not Applicable

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 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Global Medical Products Holdings, Inc.

Date:  July 14, 2004             By: /s/ Karl R. Rolls, Jr.
                                        ----------------------------
                                        Name: Karl R. Rolls, Jr.
                                        Title: Vice President